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                                                                  EXHIBIT 23.3


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-52333) and related Prospectus of Sunbeam Corporation for the registration of 12,179,452 shares of its common stock and to the incorporation by reference therein of our report dated April 15, 1999, with respect to the consolidated financial statements of The Coleman Company, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                             Ernst & Young LLP


Kansas City, Missouri
September 23, 1999